                                                                    Exhibit 23.1
                                                                    ------------



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999, except as to Note 16 which is as of February 12, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Callaway Golf Company, which is incorporated by reference in Callaway Golf Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 26, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

San Diego, California
June 30, 1999

                                      17